EXHIBIT 99.1



                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                _____________

                                  FORM 11-K
                                ANNUAL REPORT
                                _____________


                        PURSUANT TO SECTION 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                   For Fiscal year Ended December 31, 1998

                      EMPLOYEE STOCK OWNERSHIP PLAN OF
               GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                           GIANT INDUSTRIES, INC.
                           ______________________


  The principal executive offices of Giant Industries, Inc. are located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

  FINANCIAL STATEMENTS AND EXHIBITS
  ---------------------------------

  (a)  Financial Statements and Supplemental Schedules

                                                            Page Number
                                                            -----------

       Independent Auditors' Report.......................      F-1

       Statements of Net Assets Available
       for Benefits - December 31, 1998 and 1997..........      F-2

       Statements of Changes in Net Assets
       Available for Benefits - Years Ended
       December 31, 1998 and 1997.........................      F-3

       Notes to Financial Statements......................  F-4 to F-6

       Supplemental Schedules:

       Schedule of Assets Held for Investment Purposes....      F-7

       Schedule of Reportable Transactions................      F-8

  (b)  Exhibits - none







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                            SIGNATURES
                            ----------

      Pursuant to the requirements of the Securities Exchange
  Act of 1934, the Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                       EMPLOYEE STOCK OWNERSHIP PLAN OF GIANT
                       INDUSTRIES, INC. AND AFFILIATED COMPANIES


  Date: March 30, 1999   Signature: /s/ Kim H. Bullerdick
                                   -------------------------------
                                   Kim H. Bullerdick
                                   Secretary, Vice President
                                   and Director, Legal Department



  Date: March 30, 1999   Signature: /s/ Gary R. Dalke
                                   -------------------------------
                                   Gary R. Dalke, Vice President,
                                   Controller, Accounting Officer
                                   and Assistant Secretary



  Date: March 30, 1999   Signature: /s/ Charley Yonker, Jr.
                                   -------------------------------
                                   Charley Yonker, Jr.,
                                   Director of Human Resources

  INDEPENDENT AUDITORS' REPORT

  Administrative Committee
  Employee Stock Ownership Plan of
  Giant Industries, Inc. and Affiliated Companies
  Scottsdale, Arizona

  We have audited the accompanying statements of net assets available for benefits of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

  Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules for the year ended December 31, 1998 on pages F-7 and F-8 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1998 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.






  DELOITTE & TOUCHE LLP

  Phoenix, Arizona
  March 30, 1999

                            EMPLOYEE STOCK OWNERSHIP PLAN OF
                     GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1998 AND 1997


                                                               1998          1997
                                                           -----------   -----------
  ASSETS

  INVESTMENTS AT FAIR VALUE (Note 3):
    Cash and cash equivalents....................                        $    35,989
    Mutual funds.................................          $ 3,339,084     2,876,097
    Limited partnership..........................                6,600         6,096
    Common stock of Giant Industries, Inc........           10,778,803    23,220,850
    Loans to participants........................               33,955        28,941
                                                           -----------   -----------
       Total investments at fair value...........           14,158,442    26,167,973

  CONTRIBUTION RECEIVABLE........................                            536,478

  INTEREST AND DIVIDENDS RECEIVABLE..............                             61,550

  OTHER RECEIVABLES..............................                1,406           470
                                                           -----------   -----------
            Total assets.........................           14,159,848    26,766,471

  LIABILITIES

  ACCRUED LIABILITIES............................                9,247         9,247
                                                           -----------   -----------
  NET ASSETS AVAILABLE FOR BENEFITS..............          $14,150,601   $26,757,224
                                                           ===========   ===========

  See notes to financial statements.

                                  F-2


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
                             EMPLOYEE STOCK OWNERSHIP PLAN OF
                     GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

               STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                            1998           1997
                                                         -----------    -----------
  ADDITIONS:
  Net appreciation in fair value
    of investments (Note 3)..........................                   $ 6,536,632
  Interest and dividend income.......................    $   186,571        342,652
  Employer contribution..............................                       536,478
                                                         -----------    -----------
    Total additions..................................        186,571      7,415,762

  DEDUCTIONS
    Distributions to participants....................      2,122,077      1,686,067
    Net depreciation in fair value of
      investments (Note 3)...........................     10,671,117
                                                         -----------    -----------
    Total deductions.................................     12,793,194      1,686,067
                                                         -----------    -----------
  NET (DECREASE) INCREASE............................    (12,606,623)     5,729,695

  NET ASSETS AVAILABLE FOR BENEFITS,
  BEGINNING OF YEAR..................................     26,757,224     21,027,529
                                                         -----------    -----------
  NET ASSETS AVAILABLE FOR BENEFITS, END OF YEAR.....    $14,150,601    $26,757,224
                                                         ===========    ===========

  See notes to financial statements.

                                        F-3



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                    EMPLOYEE STOCK OWNERSHIP PLAN OF
           GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                     NOTES TO FINANCIAL STATEMENTS
                YEARS ENDED DECEMBER 31, 1998 AND 1997


  1.   DESCRIPTION OF THE PLAN

       GENERAL - On June 30, 1987, Giant Industries, Inc. (the "Company") converted through an amendment, its Joint Profit Sharing Plan to an Employee Stock Ownership Plan. The Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies (the "Plan") is a non-contributory defined contribution plan which covers all eligible employees. The purpose of the Plan is to enable participants to share in the ownership of the Company. The Summary Plan Description describes the Plan, including contribution allocations, termination, vesting and benefit provisions. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

       CONTRIBUTIONS - The Plan provides for a contribution from the Company from its current or accumulated net income as may be determined annually at the discretion of its Board of Directors.

       DISTRIBUTIONS - Benefits are recorded when paid. The Plan records distributions for Plan participants who have requested payment of their account in stock at the market value of the stock on the date that the shares are reregistered in the name of the participant.

       PARTICIPATION AND VESTING - Each employee hired on or after July 1, 1993 shall become a participant on his or her participation date, which is defined as the January 1 or July 1 coincident with or next following the date on which the employee shall have completed one year of service. The participation date of any employee hired prior to July 1, 1993 shall be determined in accordance with the terms of the Plan prior to the seventh amendment. Participants' interests in their accounts vest over a seven year period. In the event the Plan is terminated by the Company, all participants would immediately become 100 percent vested in their accrued benefits as of the date of Plan termination.

       ALLOCATIONS - Each participant's account is credited with an allocation of the Company's contribution, investment income and forfeitures of terminated participants' non-vested accounts. Allocations to participant accounts are made on a formula based on the ratio that each participant's compensation, as defined, during the Plan year, bears to the compensation of all such participants.

       PLAN ADMINISTRATION - The Company administers the Plan through an administrative committee comprised of three employees who are appointed by the Company's Board of Directors. Most expenses pertaining to the administration of the Plan are being paid by the Company, at the Company's option. Bank of America is the Plan's trustee and custodian and Boyce & Associates is the Plan's recordkeeper.
       Subsequent to December 31, 1998, the Plan changed its trustee and custodian to Wells Fargo Bank, N.A.

       AMENDMENTS - The Plan was amended nine times prior to 1997.

       A tenth amendment was executed on December 15, 1997 to be effective January 1, 1997 to permit prior service credit to certain individuals who became employees of the Company in connection with the Company's purchase of certain assets of Thriftway and related entities and Phoenix Fuel Co., Inc. In

                                 F-4
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       addition, the definition of compensation was changed to
       exclude reimbursement or other expense allowances and certain fringe benefits.

       TERMINATION - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accounting records of the Plan are maintained on the accrual basis of accounting, and accordingly, revenues and expenses are recorded in the year earned or incurred.

       Investments included in the Statement of Net Assets Available for Benefits are stated at fair value. The fair value of marketable securities and mutual funds is determined based on quoted market prices as of the Plan's year-end. The fair value of the limited partnership is management's best estimate based on an independent appraisal provided by Bank of America. The Company's common stock value is determined based on the quoted market price as reported by the New York Stock Exchange as of the Plan's year-end. Loans to participants are valued at cost which approximates fair value. The net change in the fair value of investments is recorded in the Statement of Changes in Net Assets Available for Benefits as net appreciation (depreciation) in fair value of investments. Interest and dividend income is recorded on the accrual basis.

       Benefits are recorded when paid.

       The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from these estimates.

  3.   INVESTMENTS

       The following tables present the fair value of investments at December 31, 1998 and 1997, with the Bank of America
       Balanced Fund and common stock of the Company representing investments greater than 5 percent of the Plan's net assets at December 31, 1998 and 1997.

                                            DECEMBER 31, 1998
                                         -----------------------
                                         NUMBER OF
                                         SHARES OR
                                         PRINCIPAL      FAIR
                                          AMOUNT        VALUE
  -----------
  Mutual Funds:
    ML Lee Acquisition                          25   $     5,733
    Bank of America Balanced Fund          115,668     3,333,351
                                                     -----------
      Total mutual funds                               3,339,084
                                                     -----------
  Limited partnership
    - Recorp. Mtg. Investors II                1.5         6,600
                                                     -----------
  Giant Industries, Inc. common stock    1,149,739    10,778,803
                                                     -----------
  Loans to participants                                   33,955
                                                     -----------
  Total                                              $14,158,442
                                                     ===========


                                            DECEMBER 31, 1997
                                         -----------------------
                                         NUMBER OF
                                         SHARES OR
                                         PRINCIPAL      FAIR
                                          AMOUNT        VALUE
  Cash and cash equivalents
    - Bank of America
    Short-term Investment Fund              35,989   $    35,989
                                                     -----------
  Mutual Funds:
    ML Lee Acquisition                          25         4,861
    Bank of America Balanced Fund          115,251     2,871,236
                                                     -----------
      Total mutual funds                               2,876,097
                                                     -----------
  Limited partnership
    - Recorp. Mtg. Investors II                1.5         6,096
                                                     -----------
  Giant Industries, Inc. common stock    1,222,150    23,220,850
                                                     -----------
  Loans to participants                                   28,941
                                                     -----------
  Total                                              $26,167,973
                                                     ===========

  Net (depreciation) appreciation in fair value of the Plan's investments (including investments bought, sold and held during the period) for the years ended December 31 consists of the following:

                                           1998           1997

  Recorp. Mtg. Investors II            $        504    $     (504)
  Mutual funds                              449,992       418,954
  Giant Industries, Inc. common stock   (11,121,613)    6,118,182
                                       ------------    ----------
  Net (depreciation) appreciation      $(10,671,117)   $6,536,632
                                       ============    ==========

  4.   FEDERAL INCOME TAX STATUS

       The plan obtained its latest determination letter on April 2, 1997, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

  5.   RELATED PARTY TRANSACTIONS

       Certain Plan investments are managed by Bank of America.
       Bank of America is the Trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest.

  6.   SUBSEQUENT EVENT

       In the first quarter of 1999, the Company made contributions totaling $3,000,000 to the Plan for the fiscal year ending December 31, 1999. These contributions were made to, among other things, provide an incentive for employees to focus on achieving the Company's strategic goals for 1999. Allocation of this amount to participants' accounts will be made as of December 31, 1999.

                              * * * * * *

                                  F-6



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
                                          EMPLOYEE STOCK OWNERSHIP PLAN OF
                                 GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                                              SUPPLEMENTAL SCHEDULE
                                                DECEMBER 31, 1998


  ITEM 27a - ASSETS HELD FOR INVESTMENT PURPOSES

             COLUMN B                              COLUMN C                           COLUMN D      COLUMN E
  ----------------------------   --------------------------------------------        ----------    -----------
                                      DESCRIPTION OF INVESTMENT INCLUDING
  IDENTITY OF ISSUER, BORROWER,      COLLATERAL, RATE OF INTEREST, MATURITY                          CURRENT
    LESSOR, OR SIMILAR PARTY              DATE, PAR OR MATURITY VALUE                   COST          VALUE
  ----------------------------   --------------------------------------------        ----------    -----------
  ML Lee Acquisition             Mutual Fund - 25 shares                             $   25,000    $     5,733
  Bank of America                Balanced Fund - 115,668 shares                       2,634,263      3,333,351
  Recorp. Mtg. Investors II      Limited Partnership - 1.5 units                         60,000          6,600
  Giant Industries, Inc.         Common stock - 1,149,739 shares                      6,793,080     10,778,803
  Loans to participants          Loans at prime plus 3%, collateralized by vested
                                   accounts, due 1999 through 2004                       33,955         33,955
                                                                                     ----------    -----------
                                 Total assets held for investment purposes           $9,546,298    $14,158,442
                                                                                     ==========    ===========

                                                        F-7



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
                                      EMPLOYEE STOCK OWNERSHIP PLAN OF
                              GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                                           SUPPLEMENTAL SCHEDULE
                                               DECEMBER 31, 1998


 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS


        COLUMN A                   COLUMN B                       COLUMN C    COLUMN D    COLUMN G    COLUMN H     COLUMN I
  ----------------------  -------------------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                                      CURRENT
                                                                                                      VALUE OF
                                                                                                      ASSET ON
       IDENTITY OF                                                PURCHASE     SELLING      COST     TRANSACTION
      PARTY INVOLVED         DESCRIPTION OF ASSET                   PRICE       PRICE     OF ASSET      DATE       NET GAIN
  ----------------------  -------------------------------------  ----------  ----------  ----------  ----------   ----------
  Series of Transactions

  Bank of America         Short-Term Investment Fund              $3,075,458              $3,075,458  $3,075,458
  Bank of America         Short-Term Investment Fund                          $3,111,447   3,111,447   3,111,447
  Bank of America         Giant Industries, Inc. Common Stock        560,410                 560,410     560,410
  Bank of America         Giant Industries, Inc. Common Stock                    970,845     303,067     970,845  $667,778

  NOTE: Reportable transactions are those transactions which either singularly or in series of combined purchases and sales during the year exceed 5% of the fair value of the Plan's assets at the beginning of the year.

                                                       F-8